UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                October 29, 2008

                                   ----------

                                 XENOMICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     FLORIDA
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

       333-103083                                      04-3721895
(COMMISSION FILE NUMBER)                  (I.R.S. EMPLOYER IDENTIFICATION NO.)

                          One Deer Park Drive, Suite F
                           Monmouth Junction, NJ 08852
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (732) 438-8290
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01    Entry into a Material Definitive Agreement

On October 29, 2008, Xenomics, Inc. entered into a License Agreement with Sequenom, Inc. ("Sequenom").

Under the License Agreement, we licensed to Sequenom exclusive, world-wide rights to our patents for the development of prenatal research and diagnostic products based on our proprietary Transrenal DNA/RNA (Tr-DNA/RNA) technology. In addition, we issued to Sequenom warrants to purchase up to 438,596 shares of our common stock at the exercise price of $0.75 per share. The warrants expire on October 29, 2013.

The License Agreement provides for up-front payments to us totaling $1,000,000 between the effective date and January 2009 and royalties based on sales of licensed products, subject to certain minimum amounts. We retain the rights to all other applications of our Transrenal DNA technology, but granted Sequenom certain negotiation rights with respect to development and commercialization of products for cancer indications. In addition, the license does not cover our current test for fetal gender determination based solely on detection of Y chromosome, which we are preparing for possible commercialization in 2009. The License Agreement contains customary terms and conditions, including with respect to indemnification and limitations of liability.

A copy of the press release we issued in connection with this agreement is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

         (d)  Exhibits.

              99.1Press release of Xenomics, Inc. dated October 30, 2008.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   XENOMICS, INC.

Date: November 3, 2008                             By: /s/ Gary Anthony
                                                       ----------------
                                                   Gary Anthony
                                                   Vice President and Controller